As filed with the Securities and Exchange Commission on February 17, 2011

                                                     Registration No. 333-171091
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 4
                                       TO
                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            FIRST AMERICAN GROUP INC.
                 (Name of small business issuer in its charter)

             Nevada                               7389                         27-2094706
(State or Other Jurisdiction of      (Primary Standard Industrial            (IRS Employer
 Incorporation or Organization)         Classification Number)           Identification Number)

                           11037 Warner Ave, Suite 132
                        Fountain Valley, California 92708
                                 (714) 500-8919
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   Mazen Kouta
                                    President
                            First American Group Inc.
                           11037 Warner Ave, Suite 132
                        Fountain Valley, California 92708
                          Telephone No.: (714) 500-8919

    (Address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                              Thomas E. Puzzo, Esq.
                      Law Offices of Thomas E. Puzzo, PLLC
                               4216 NE 70th Street
                            Seattle, Washington 98115
                          Telephone No.: (206) 522-2256
                          Facsimile No.: (206) 260-0111

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

======================================================================================================
  Title of Each                               Proposed Maximum      Proposed Maximum        Amount of
Class of Securities      Amount of Shares      Offering Price      Aggregate Offering     Registration
 to be Registered        to be Registered       per Share (1)            Price                 Fee
------------------------------------------------------------------------------------------------------
Common Stock                 628,000               $0.10                $62,800               $4.48
======================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                                   PROSPECTUS

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ("SEC") IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION DATED FEBRUARY 17, 2011


PRELIMINARY PROSPECTUS

                            FIRST AMERICAN GROUP INC.

                         628,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of First American Group Inc. and no public market currently exists for the securities being offered. We are offering for sale a total of 628,000 shares of common stock at a fixed price of $0.10 per share, for a period of 16 months from the effective date of this prospectus. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Mazen Kouta, and Zeeshan Sajid, our Secretary, will attempt to sell the shares. This Prospectus will permit our President and our Secretary to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares they may sell. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934, as amended. The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 16 months from the effective date of this prospectus.

                                                     Proceeds to          Proceeds to            Proceeds to
                                                       Company              Company                Company
                                                 Before Expenses if    Before Expenses if    Before Expenses if
               Offering Price                        10% of the            50% of the            100% of the
                 Per Share      Commissions        shares are sold      shares are sold        shares are sold
                 ---------      -----------        ---------------      ---------------        ---------------
Common Stock       $0.10        Not Applicable         $6,280               $31,400                $62,800
Totals             $0.10        Not Applicable         $6,280               $31,400                $62,800

First American Group Inc. is a development stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for First American Group Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Since there is no minimum amount of shares that must be sold by the Company, we may receive no proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that:

     *    Has  not  received   enough   proceeds  from  the  offering  to  begin
          operations; and
     *    Has no market for its shares.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are a "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i).

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. BEFORE BUYING ANY SHARES, YOU SHOULD CAREFULLY READ THE DISCUSSION OF MATERIAL RISKS OF INVESTING IN OUR COMMON STOCK IN "RISK FACTORS" BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF ANYONE'S INVESTMENT IN THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              THE DATE OF THIS PROSPECTUS IS ________________, 2011

                               TABLE OF CONTENTS

Prospectus summary                                                             3
Risk factors                                                                   7
Use of proceeds                                                               16
Determination of offering price                                               17
Dilution                                                                      17
Management's discussion and analysis of financial condition
 and results of operations                                                    18
Description of business                                                       24
Employees and employment agreements                                           32
Legal proceedings                                                             32
Directors, executive officers, promoter and control persons                   32
Executive compensation                                                        34
Certain relationships and related transactions                                35
Security ownership of certain beneficial owners and management                36
Plan of distribution                                                          37
Description of securities                                                     38
Disclosure of commission position indemnification for securities act
 liabilities                                                                  39
Interests of named experts and counsel                                        40
Experts                                                                       40
Available information                                                         40
Changes in and disagreements with accountants on accounting and
 financial disclosure                                                         40
Index to the financial statements                                            F-1

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus is not an offer to sell or buy any shares in any state or other jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover. You should rely only on the information contained in this prospectus.

                               PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR," THE "COMPANY" AND "FIRST AMERICAN GROUP INC." REFERS TO FIRST AMERICAN GROUP INC. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

                            FIRST AMERICAN GROUP INC.

We are a development stage company which is engaged in the development, sales and marketing of voice-over-Internet-protocol ("VoIP") telephone services to enable end-users to place free phone calls over the Internet in return for viewing and listening to advertising. First American Group Inc. was incorporated in Nevada on March 11, 2010, under the name "Radikal Phones Inc." We changed our name to First American Group Inc. on October 7, 2010. We intend to use the net proceeds from this offering to develop our business operations (See "Description of Business" and "Use of Proceeds"). Being a development stage company, we have no revenues or operating history. Our principal executive offices are located at 11037 Warner Ave, Suite 132, Fountain Valley, California 92708. Our phone number is (714) 500-8919.

From inception until the date of this filing, we have had no operating activities. Our financial statements from inception (March 11, 2010) through September 30, 2010, report no revenues and a net loss of $4,601. Our independent registered public accountant has issued an audit opinion for First American Group Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are offering our shares and seeking to become a reporting issuer under the Securities Exchange Act of 1934, as amended, because we believe that this will provide us with greater access to capital, that we will become better known, and be able to obtain financing more easily in the future if investor interest in our business grows enough to sustain a secondary trading market in our securities. Additionally, we believe that being a reporting issuer increases our credibility and that we may be able to attract and retain more highly qualified personnel once we are not a shell company by potentially offering stock options, bonuses, or other incentives with a known market value. Please see the disclosure on page 12 titled, "BECAUSE WE ARE A SHELL COMPANY, YOU WILL NOT BE ABLE TO RESELL YOUR SHARES IN CERTAIN CIRCUMSTANCES, WHICH COULD HINDER THE RESALE OF YOUR SHARES" for a discussion of the restrictions on resales of "shell company" securities.

We anticipate that our revenue will come from two primary sources: first, from the placement of advertising on our website and phone software, and second, from paid calls by our customers. We anticipate that our operations will begin to generate revenue approximately 18 to 24 months following the date of this prospectus.

If we sell 100% of shares being offered, we believe we will be able to be able to execute our business plan to the fullest potential and have a sufficient amount of funds budgeted toward sales and marketing. We will also initiate an online advertising campaign using Google Adwords. The first year after raising the funds will be spent on the development of our products and services and we expect revenue to materialize at the first quarter of the second year, as illustrated in the following chart:

If we sell 75% of the shares being offered, we believe we will have sufficient funding to complete the development of our products and services. Mazen Kouta and Zeeshan Sajid, officers and directors of our Company, will either conduct all the marketing, sale and customer support activities or provide the company, and will seek a loan of up to $10,000 to hire a sales and marketing assistant and conduct some advertising. We expect that our revenue will decrease between 25-30% from the above projections because of our inability to spend as much as we would like on advertising and having less resources for marketing and sale.

If we sell 50% of the shares being offered, we believe will have sufficient funding to develop a Beta version of our software product. We cannot be assured however if the software product will be in a sufficient state of development to be able to be brought to commercialization. At that point, we will evaluate the state of product and services development. If product is ready or very close to commercialization, the directors will loan the company up to $10,000 to finalize the product and market the product. We expect Mazen Kouta and Zeeshan Sajid to conduct all the marketing, sale and customer support activities. Even with a loan from our Directors, we expect that our revenue figures will suffer because of our inability to advertise for the company's services and our reliance solely on social marketing, such as Facebook,Twitter and YouTube and word of mouth. Additionally, if we encounter additional development costs, we may not be able to deploy, market and sell our products. This may result of no revenue and the failure of our business. In the most optimistic scenario, we expect revenue to be less than 40% of the revenue projected above.

If we sell 25% of the shares being offered, we will not have sufficient funds to develop our products and services and don not expect to have any revenues. We will have sufficient funds only to maintain the Company operations on a minimal basis while we seek further funding. If we sell less than 25% of the shares offered, the directors will loan the company up to $10,000 to maintain the Company operations.

Year 1 will be spent on developing our products and services and we expect zero revenue during that period.

In Year 2, we anticipate revenues of $153,750. We anticipate that we will start generating revenue in month 13 after we have completed the share sale outline. We expect that revenue will continue to increase and exceed expenses by month
19. We anticipate that we will sustain $15,105 in losses between months 13-24.

In Year 3, we anticipate revenues of $460,000 and a profit of $105,884 between months 25-36, and only at this point will our revenues exceed our costs.

We make the following assumptions in our projections above for Year 2:

     - We anticipate we will earn $20 CPM ($0.02 every time a customer views an advertising) on the basis of estimating 2 million impressions, which represents approximately 167,000 impression per month.
     - We anticipate we will earn $0.3 every time a customer clicks on advertising, on the basis of estimating 200,000 clicks or approximately 16,700 clicks per month.
     - When a customer fills in a form or takes a survey or clicks through and purchases a product, we will earn revenue. We are estimating a $1 per action and assuming that we will have 50,000 completions per year or approximately 4,200 completions per month.
     - We anticipate that many calls outside North America will incur cost to the customer. We are estimating 750,000 minutes, which is approximately 2000 customers making 300 chargeable minutes per month. Since we are planning to provide this service as cheaply as possible to customers, we are only assuming $0.005 (half a cent) per minute profit.

While going to make a phone call, a customer is likely to see multiple advertisements which will include a combination of banners and videos on the web site, the advertiser's portal and our software phone. As well, people investigating our service, but not necessarily register, will earn us revenue because they will be viewing advertising.

Our product will consist of: (i) one or more telephony servers, (ii) a software phone which allow customers to place calls, view and/or listen to advertising, and (iii) a server to store customer information and to keep customer records, call, credits and payment history, and which server will also contains our web site, support center and customer account portal. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

The Company has no plan, agreement, arrangement or understanding to engage in a merger or acquisition with an unidentified company or companies, or other entity or person. Similarly, the Company's officer and directors, the Company promoters, and their affiliates, do not intend for the Company, once it is reporting, to be used as a vehicle for a private company to become a reporting issuer under the Securities Exchange Act of 1934, as amended.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

                                  THE OFFERING

The Issuer:                        First American Group Inc.

Securities Being Offered:          628,000 shares of common stock

Price Per Share:                   $0.10

Common stock outstanding
before the offering:               2,000,000 shares of common stock

Common stock outstanding
before the offering:               2,628,000 shares of common stock

Duration of the Offering:          The offering  will conclude upon the earliest
                                   of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as our Officers and Directors decide to close the offering.

Net Proceeds:                      If 10% of the shares are sold - $6,280
                                   If 50% of the  shares are sold - $31,400
                                   If 100% of the shares are sold - $62,800

Securities  Issued and
Outstanding:                       There are  2,000,000  shares of common  stock
                                   issued and outstanding as of the date of this prospectus, 1,125,000 shares of which are by our President, Treasurer and Director, Mazen
                                   Kouta, and 875,000 shares of which are held by our Secretary and Director, Zeeshan Sajid.


Registration Costs:                We estimate our total  offering  registration
                                   costs to be approximately $15,004.47.


Risk Factors:                      See "Risk Factors" and the other  information
                                   in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

                          SUMMARY FINANCIAL INFORMATION


The tables and information below are derived from our audited financial statements for the period from March 11, 2010 (Inception) to September 30, 2010, and our unaudited financial statements for the quarter ended December 31, 2010.


FINANCIAL SUMMARY

                                                       September 30, 2010
                                                       ------------------

Cash and Deposits                                           $ 8,224
Total Assets                                                $13,224
Total Liabilities                                           $ 1,825
Total Stockholder's Equity (Deficit)                        $11,399

STATEMENT OF OPERATIONS

                                                Accumulated From March 11, 2010
                                               (Inception) to September 30, 2010
                                               ---------------------------------
Total Expenses                                              $ 4,601
Net Loss for the Period                                     $ 4,601


FINANCIAL SUMMARY (UNAUDITED)
                                                       December 31, 2010
                                                       -----------------

Cash and Deposits                                           $ 7,845
Total Assets                                                $12,845
Total Liabilities                                           $ 3,825
Total Stockholder's Deficit                                 $ 9,020


            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this prospectus, includes some statements that are not purely historical and that are "forward-looking statements." Such forward-looking statements include, but are not limited to, statements regarding our Company and management's expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the offering on the parties' individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipates," "believes," "continue," "could," "estimates," "expects," "intends," "may," "might," "plans," "possible," "potential," "predicts," "projects," "seeks," "should," "will," "would" and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties' control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

                          RISKS RELATED TO OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY BUT HAVE NOT YET COMMENCED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on March 11, 2010 and to date have been involved primarily in organizational activities. We have not yet commenced business operations. Further, we have not yet fully developed our business plan, or our management team, nor have we targeted or assembled any real or intangible property rights. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new technology related companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to design and construction, and additional costs and expenses that may exceed current estimates. Prior to completion of our construction of a facility and related systems, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WITHOUT THE FUNDING FROM THIS OFFERING WE WILL BE UNABLE TO IMPLEMENT OUR BUSINESS PLAN.


Our current operating funds are less than necessary to complete our intended operations of engaging in the development, sales and marketing of VoIP telephone services to enable end-users to place free phone calls over the Internet in return for viewing and listening to advertising. We will need the funds from this offering to commence activities that will allow us to operate for 12 months under our business plan. As of December 31, 2010, we had cash in the amount of $7,845 and liabilities of $3,825. We currently have limited operations and we have no income. Since there is no minimum amount of shares that must be sold by the Company, we may receive no proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that:


     *    Has  not  received   enough   proceeds  from  the  offering  to  begin
          operations; and
     *    Has no market for its shares.

Please see our discussion on pages 3 and 4 regarding how our business plan would be negatively affected we do not sell 100% of the shares in this offering.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING. AS A RESULT, THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.


We have accrued net losses of $6,980 for the period from our inception on March 11, 2010 to december 31, 2010, and have no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our Internet telephone business. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. MaloneBailey, LLP, our independent registered public accountant, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant's comments when determining if an investment in First American Group Inc. is suitable.

BECAUSE OF THE UNIQUE DIFFICULTIES AND UNCERTAINTIES INHERENT IN TECHNOLOGY RELATED VENTURES, WE FACE A HIGH RISK OF BUSINESS FAILURE.

You should be aware of the difficulties normally encountered by new technology related companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the plan that we intend to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the selection acquisition and development of real and intangible property as well as the acquisition of the services of personnel with the unique skills required, and additional costs and expenses that may exceed current estimates. Our plans for the selection and acquisition of these properties and skills still requires further research and, therefore, any program described or planned would be developmental in nature. There is no certainty that any expenditures made in the development of the plan or any related operations, will result in the generation of any commercially viable products or commercial revenue. Most development projects do not result in the production of commercially viable technology related products. Problems such as unusual or unexpected design and construction problems and delays are common and often result in unsuccessful development efforts. If the result of our current plan does not generate viable commercial solutions, we may decide to abandon our development program. Our ability to continue development will be dependent upon our possessing adequate capital resources when needed. If no funding is available, we may be forced to abandon our operations.

IF WE FAIL TO DEVELOP SOFTWARE PRODUCTS OR WE OR OTHERS FAIL TO DEVISE AN APPROPRIATE PRICING MODEL FOR THESE PRODUCTS, WE ARE UNLIKELY TO ACHIEVE OUR REVENUE GOALS.

Our future growth and profitability, if any, depend, to a great extent on our being able to develop and market future versions of software that can be licensed to current and potential customers as a separate product. This is a complex, long-term development effort in a rapidly changing and competitive arena. We may not be able to complete the effort successfully or in a timely fashion, particularly given our lack of experience in development projects of this magnitude. The VoIP telephony solutions and communications software that we intend to develop and market has not been developed. If and when developed, there will be ongoing requirements for software updates and enhancements.
Consequently, there can be no assurance that our engineering and technical design efforts will be successful in completing such updates and enhancements. Our future success will depend in part upon our ability to design and implement new features to its VoIP telephony solutions and communications software, once developed. There can be no assurance that the Company will successfully develop or commercialize software updates, enhancements and new features in a timely manner, or that such updates, enhancements and new features will achieve market acceptance. Any failure to design and implement a working version of our system on a timely basis and at a price acceptable to our target markets will likely have a material adverse effect on the Company's business, operating results and financial condition.

MATERIAL DEFECTS OR ERRORS IN THE SOFTWARE WE DEVELOP COULD HARM OUR REPUTATION, MAY CAUSE US TO BECOME LIABLE TO OUR CUSTOMERS, MAY RESULT IN THE LOSS OF CUSTOMERS WE MAY POTENTIALLY HAV IN THE FUTURE, OR MAY RESULT IN A SIGNIFICANT COSTS TO US AND IMPAIR OUR ABILITY TO SELL OUR PRODUCT AND PROVIDE OUR SERVICE.

The software applications we plan to develop and which will underlying our services are inherently complex and may contain material defects or errors, particularly when first introduced or when new versions or enhancements are released. Any defects that cause interruptions to the availability of our services could result in:

     *    a reduction in sales or delay in market acceptance of our services;
     *    sales credits or refunds to our customers;
     *    loss of existing customers and difficulty in attracting new customers;
     *    diversion of development resources;
     *    harm to our reputation; and
     *    increased warranty and insurance costs.

Any errors, defects or other performance-related issues regarding the software used for our product and service may result in customers electing to terminate the purchase of our product and/or our service, or delay or withhold payment to us which may result in a significant loss for the Company. Customers may also make warranty claims against us, which could result in an increase in our provision for doubtful accounts, an increase in collection cycles for accounts receivable or costly litigation. We do not maintain and do not expect to maintain in the foreseeable future, insurance adequately to cover these risks.

WE CURRENTLY HAVE NO CUSTOMERS AND OUR SUCCESS DEPENDS ON OUR ABILITY TO DEVELOP A CUSTOMER BASE.

Our goal of achieving profitability depends on our ability to develop a customer base, and thereafter to maintain and expand our customer base. Our potential customers however, will be free to use competing products and services, which are readily available and low cost. These factors make it difficult to anticipate what our future revenues from anticipated future customers will be. If we are unable to attract a significant customer or, if a customer base is developed and we are unable to expand our customer base and to increase our average revenues per customer, our business will be harmed.

THE SUCCESS OF OUR INTERNET TELEPHONY BUSINESS DEPENDS ON RELATIONSHIPS WITH THIRD PARTIES, WHICH MAY BE DIFFICULT TO ESTABLISH AND MAINTAIN.

The development of our Internet telephony business will depend on our ability to establish and maintain strategic relationships with technology leaders. Similarly, we will likely have to maintain compatibility of our products with the Internet telephony equipment since they are currently the most significant manufacturers of Internet telephony equipment. We must also remain compliant with industry standards set by third parties. Further, to develop and increase traffic for our Internet telephony service, we must continue to make arrangements with third parties to originate and terminate customer calls and to expand our network. If we fail to develop and maintain relationships of this sort, we will be unable to increase our Internet telephony business, which is key to our business strategy.

WE EXPECT THE PRICING ADVANTAGE OF INTERNET TELEPHONY TO DECLINE, WHICH WOULD HAMPER OUR EFFORTS TO EXPAND THIS KEY COMPONENT OF OUR BUSINESS.

Today, Internet telephony generally enjoys a price advantage over traditional international long distance rates. We expect this price differential to decline, and it may decline more rapidly than we expect. If prices of traditional international long distance calls decline to a point where Internet telephony no longer offers a price advantage, Internet telephony will lose an important competitive advantage and the prospects for this key component of our business will decline.

OUR POTENTIAL CUSTOMERS WILL REQUIRE A HIGH DEGREE OF RELIABILITY IN THE DELIVERY OF OUR SERVICES, AND IF WE CANNOT MEET THEIR EXPECTATIONS FOR ANY REASON, DEMAND FOR OUR PRODUCTS AND SERVICES WILL SUFFER.

Our success depends in large part on our ability to assure generally error-free services, uninterrupted operation of our network and software infrastructure, and a satisfactory experience for our customers' end users when they use Internet-based communications services. To achieve these objectives, we depend on the quality, performance and scalability of our products and services, the responsiveness of our technical support and the capacity, reliability and security of our network operations. We also depend on third parties over which we have no control. For example, our ability to serve our customers is based solely on our network access agreement with one service provider and on that service provider's ability to provide reliable Internet access. Due to the high level of performance required for critical communications traffic, any failure to deliver a satisfactory experience to end users, whether or not caused by our own failures could reduce demand for our products and services.

WE FACE SIGNIFICANT COMPETITION IN THE MARKETS IN WHICH WE OPERATE, INCLUDING COMPETITION FROM LARGE TELEPHONE COMPANIES, WHICH COULD MAKE IT MORE DIFFICULT FOR US TO SUCCEED.

The VoIP markets targeted by us are becoming intensely competitive and subject to rapid change. Competitors vary in size and in the scope and breadth of the products and services offered. We expect competition from a number of sources. In addition, we expect additional competition from other established and emerging companies as the public's acceptance of VoIP continues to develop and expand. Increased competition may result in price reductions, reduced gross margins and loss of market share, any of which could materially adversely affect our business, operating results and financial condition. Many of our current and potential competitors have significantly greater financial, marketing or other resources than we do. As a result, they may be able to devote greater resources to the development and implementation of their services than we will. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their services to address the needs of our prospective customers. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. There can be no assurance that we will be able to compete successfully against current and future competitors or that competitive pressures faced by us will not materially adversely affect its business, operating results and financial condition.

BECAUSE OFFICERS AND DIRECTORS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Mazen  Kouta,  our  President,   Treasurer  and  Director,   currently   devotes
approximately 20 hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Kouta to our company could negatively impact our business development.

In addition to his duties as President, Treasurer and Director, Mr. Kouta is also currently a business development consultant for Azzam Business Group (Lebanon).

Zeeshan Sajid, our Secretary and Director, currently devotes 10 hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Sajid to our company could negatively impact our business development.

In addition to his duties as Secretary and Director, Mr. Sajid also currently the president Xeeonix Technologies, a Pakistan-based software development company, specialized in providing custom web development and VoIP solutions.

LITIGATION ARISING OUT OF INTELLECTUAL PROPERTY INFRINGEMENT OR OTHER COMMERCIAL DISPUTES COULD BE EXPENSIVE AND DISRUPT OUR BUSINESS.

We cannot be certain that our products do not, or will not, infringe upon patents, trademarks, copyrights or other intellectual property rights held by third parties. In addition, since we will rely on third parties to help us develop, market and support our product and service offerings, we cannot assure you that litigation will not arise from disputes involving those third parties. From time to time, we expect to be parties to disputes with these third parties. We may incur substantial expenses in defending against these claims, regardless of their merit. Successful claims against us may result in substantial monetary liability, significantly impact our results of operations in one or more quarters or materially disrupt the conduct of our business.

                      RISKS ASSOCIATED WITH OUR SECURITIES

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board ("OTCBB"). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between First American Group Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and rules of the
Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $628,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

OUR  INSIDERS   BENEFICIALLY  OWN  A  SIGNIFICANT  PORTION  OF  OUR  STOCK,  AND
ACCORDINGLY, MAY HAVE CONTROL OVER STOCKHOLDER MATTERS, OUR BUSINESS AND MANAGEMENT.

As of February 14, 2011, our officers and directors beneficially owned 2,000,000 shares of our common stock in the aggregate, or 100% of our issued and outstanding shares of common stock. As a result, our officer and directors will have significant influence to:

     *    Elect or defeat the election of our directors;
     *    amend or prevent amendment of our articles of incorporation or bylaws;
     * effect or prevent a merger, sale of assets or other corporate transaction; and
     * affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by our insiders, new investors may not be able to effect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our officers and directors, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, Treasurer and Director (Mazen Kouta) and our Secretary and Directory (Zeeshan Sajid) who will receive no commissions. They will offer the shares to friends, family members, and business associates, however, there is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

BECAUSE WE ARE A SHELL COMPANY, YOU WILL NOT BE ABLE TO RESELL YOUR SHARES IN CERTAIN CIRCUMSTANCES, WHICH COULD HINDER THE RESALE OF YOUR SHARES.

We are a "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i). Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. Additionally, though exemptions, such as Section 4(1) of the Securities Act may be available for non-affiliate holders our shares to resell their shares, because we are a shell company, a holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current "Form 10 information" with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144. "Form 10 information" is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities. These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS.

If you purchase shares of our common stock sold pursuant to this offering, you may not be able to resell the shares in a certain state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

Current management's lack of experience in and/or with operating a reporting issuer under the Securities Exchange Act of 1934, as amended, or a public company, means that it is difficult to assess, or make judgments about, our potential success.

Our officers and directors do not have any prior experience with running or operating a public company. With no direct training or experience in this area, our officers and directors may not be fully aware of many of the specific requirements related to running a public company. For example, our officers' and directors' decisions and choices may fail to take into account standard accounting and other managerial approaches public companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our sole officer and director's future possible mistakes, lack of sophistication, judgment or experience in running and operating a public company.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the payment of the remaining estimated $1,000 of the approximately $15,004 cost of this registration statement to be paid from existing cash on hand. If necessary, Mazen Kouta, our Chairman, has verbally agreed to loan the company funds to complete the registration process. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

We will experience substantial increases in our administrative costs after the effective date of this Prospectus. We anticipate spending an additional approximately $10,000 on professional and administrative fees, including fees payable in connection with the filing of this registration statement, complying with reporting obligations and commencing our development program. Total expenditures over the next 12 months are therefore expected to be approximately $62,800, which is the amount being raised in this offering. If we do not raise sufficient funds to finance our operations for the commencement of our development program, we expect the minimum amount of such expenses to be approximately $9,000, which amount is limited to meeting our reporting obligations with the SEC.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF NEVADA STATE LAW HINDER A POTENTIAL TAKEOVER OF THE COMPANY.

Though not now, we may be or in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder," unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

BECAUSE WE DO NOT INTEND TO PAY ANY CASH  DIVIDENDS  ON OUR  COMMON  STOCK,  OUR
STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

                           MARKET FOR OUR COMMON STOCK

MARKET INFORMATION

There is no established public market for our common stock. We are a "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under
Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i).

After the effective date of the registration statement of which this prospectus forms a part, we intend to try to identify a market maker to file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a liquid or viable market may not materialize. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

We have issued 2,000,000 shares of our common stock since our inception on March 11, 2010. There are no outstanding options or warrants or securities that are convertible into shares of common stock.

HOLDERS

We had 2 holders of record of our common stock as of February 14, 2011.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We have not established any compensation plans under which equity securities are authorized for issuance.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.10. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

                                     If 25% of        If 50% of        If 75% of        If 100% of
                                      Shares           Shares           Shares           Shares
                                       Sold             Sold             Sold             Sold
                                      -------          -------          -------          -------
GROSS PROCEEDS FROM THIS OFFERING     $15,700          $31,400          $47,100          $62,800
                                      =======          =======          =======          =======

Product Development                   $     0          $10,000          $16,000          $16,000
Web/graphic design                    $ 1,500          $ 2,000          $ 4,000          $ 4,000
Equipment/servers                     $     0          $ 4,000          $ 6,000          $ 6,000
Server/co-location                    $     0          $ 1,200          $ 1,800          $ 1,800
VoIP connectivity fees                $     0          $   500          $   500          $ 2,000
Sales/marking Assistant               $     0          $     0          $     0          $ 2,000
Marketing & Company collateral        $     0          $     0          $     0          $ 2,000
Advertising                           $     0          $     0          $     0          $ 7,000
Web-hosting                           $   240          $   240          $   600          $   600
Office Lease                          $     0          $     0          $ 1,800          $ 1,800
Office Equipment                      $     0          $     0          $ 2,000          $ 3,000
Offices expenses                      $   500          $     0          $   800          $ 2,400
Telephone                             $   600          $   600          $   600          $ 1,200
Miscellaneous/contingency             $ 1,360          $ 1,360          $ 1,500          $ 1,500
Legal and Accounting                  $ 9,000          $ 9,000          $ 9,000          $ 9,000
Transfer Agent                        $ 2,500          $ 2,500          $ 2,500          $ 2,500
TOTALS                                $15,700          $31,400          $47,100          $62,800

The above figures represent only estimated costs.

We will establish a separate bank account and all proceeds will be deposited into that account. If necessary, Mazen Kouta, our President, Treasurer and Director, and Zeeshan Sajid, Secretary and Director, have verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.

                        DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

The price of the current offering is fixed at $0.10 per share. This price is significantly different than the price paid by the Company's officers and directors for common equity since the Company's inception on March 11, 2010. On May 1, 2010, we offered and sold to Mazen Kouta, our President, Treasurer and Director, a total of 1,125,000 shares of common stock for a purchase price of $0.008 per share, for aggregate proceeds of $9,000. On June 25, 2010, we offered and sold to Zeeshan Sajid, our Secretary and Director, a total of 875,000 shares of common stock for a purchase price of $0.008 per share, for aggregate proceeds of $7,000.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS IF ALL OF THE SHARES ARE SOLD

Price per share                                                      $     0.10
Net tangible book value per share before offering                    $   0.0005
Potential gain to existing shareholders                              $   62,800
Net tangible book value per share after offering                     $    0.028
Increase to present stockholders in net tangible book value
 per share after offering                                            $    0.027
Capital contributions                                                $   16,000
Number of shares outstanding before the offering                      2,000,000
Number of shares after offering held by existing stockholders         2,628,000
Percentage of ownership after offering                                    77.10%

PURCHASERS OF SHARES IN THIS OFFERING IF 100% OF SHARES SOLD

Price per share                                                      $     0.10
Dilution per share                                                   $    0.072
Capital contributions                                                $   62,800
Percentage of capital contributions                                       79.69%
Number of shares after offering held by public investors                628,000
Percentage of ownership after offering                                    23.89%

PURCHASERS OF SHARES IN THIS OFFERING IF 75% OF SHARES SOLD

Price per share                                                      $     0.10
Dilution per share                                                   $     .078
Capital contributions                                                $   47,100
Percentage of capital contributions                                       74.64%
Number of shares after offering held by public investors                471,000
Percentage of ownership after offering                                    19.06%

PURCHASERS OF SHARES IN THIS OFFERING IF 50% OF SHARES SOLD

Price per share                                                      $     0.10
Dilution per share                                                   $     .084
Capital contributions                                                $   31,400
Percentage of capital contributions                                       66.24%
Number of shares after offering held by public investors                314,000
Percentage of ownership after offering                                    13.56%

PURCHASERS OF SHARES IN THIS OFFERING IF 25% OF SHARES SOLD

Price per share                                                      $     0.10
Dilution per share                                                   $    0.090
Capital contributions                                                $   15,700
Percentage of capital contributions                                       49.52%
Number of shares after offering held by public investors                157,000
Percentage of ownership after offering                                     7.27%

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                               PLAN OF OPERATION

OVERVIEW

We were incorporated in the state of Nevada on March 11, 2010, under the name "Radikal Phones Inc." We changed our name to First American Group Inc. on October 7, 2010. Our offices are currently located at 11037 Warner Ave., Suite 132, Fountain Valley, California 92708. Our telephone number is (714) 500-8919. Our website, which is currently being developed, is www.radikalphones.com. The information that is or will be contained on our website does not form a part of the registration statement of which this prospectus is a part.

We are a development stage company that has not generated any revenue and has had limited operations to date. From March 11, 2010 (inception) to September 30, 2010, we have incurred accumulated net losses of $4,601. As of September 30, 2010, we had total assets of $13,224, and total liabilities of $1,825, respectively. Based on our financial history since inception, our independent auditor has expressed substantial doubt as to our ability to continue as a going concern.

We are a development stage company which is engaged in the development, sales and marketing of voice-over-Internet-protocol ("VoIP") telephone services to enable end-users to place free phone calls over the Internet in return for viewing and listening to advertising. Our product is planned to consist of: (i) one or more telephony servers, (ii) a software phone which allow customers to place calls, view and/or listen to advertising, and (iii) a server to store customer information and to keep customer records, call, credits and payment history, and which server will also contains our web site, support center and customer account portal. We anticipate that our revenue will come from two primary sources: first, from the placement of advertising on our website and phone software, and second, from paid calls by our customers. We anticipate that our operations will begin to generate revenue approximately 18 to 24 months following the date of this prospectus. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

To date, we have been in contact with professional advisors regarding legal compliance, accounting disclosure statements and financial reporting. We have also begun our planning for developing a website and searching for a contractor to develop that website. We will retain such a contractor only after we secure further funding. We intend to launch our "information only" web site during the second quarter of 2011 calendar year.

Our business activities during the 12 to 18 months following the date of this prospectus will be focused on raising funds, the development of our website, the development of our product, the development of a network of resellers and the establishment of our brand name. We do not expect to earn any sales revenue during this time. We anticipate that our revenue will come from two primary sources: first, from the placement of advertising on our website and phone software, second, from paid calls by our customers, and third from licensing or selling our software. We anticipate that our operations will begin to generate revenue approximately 18 to 24 months following the date of this prospectus.

If we sell 100% of shares being offered, we believe we will be able to be able to execute our business plan to the fullest potential and have a sufficient amount of funds budgeted toward sales and marketing. We will also initiate an online advertising campaign using Google Adwords. The first year after raising the funds will be spent on the development of our products and services and we expect revenue to materialize at the first quarter of the second year, as illustrated in the following chart:

                                    YEAR 1           YEAR 2            YEAR 3
                                    ------           ------            ------
# of Impressions                          0         2,000,000         6,000,000
Average Revenue per impression    $      --       $      0.02       $      0.02
# of Click                                0           200,000           600,000
Average Revenue per Click         $      --       $      0.30       $      0.30
# of Actions                              0            50,000           150,000
Average Revenue per action        $      --       $      1.00       $      1.00
# of chargeable minutes           $      --           750,000         2,000,000
Average per minute profit         $      --       $     0.005       $     0.005
Impression Revenue                $      --       $ 40,000.00       $120,000.00
Per click Revenue                 $      --       $ 60,000.00       $180,000.00
Per Action Revenue                $      --       $ 50,000.00       $150,000.00
Long Distance net Revenue         $      --       $  3,750.00       $ 10,000.00
                                  ---------       -----------       -----------
REVENUE SUBTOTAL                  $      --       $153,750.00       $460,000.00
                                  =========       ===========       ===========

The revenue projections above contain a number of assumptions. Year 1 will be spent on developing our products and services, and we project zero revenue during that period. In year 2, we project that we will start generating revenue in the first month of year 2, assuming we have completed the offering of shares in this prospectus. We expect that revenue will continue to increase and exceed expenses by month 7 of year 2. We project that we will sustain $15,105 in losses between the first month of year 2 and the last month of year 2.

In year 3, we project revenues of $460,000 and a profit of $105,884 between months 25-36.

We make the following assumptions in our projections above for year 2:

     - We will earn $20 CPM ($0.02 every time a customer views an item of advertising). We are estimating approximately 2,000,000 impressions, or approximately 167,000 impression per month.
     - We will earn $0.3 every time a customer clicks on advertising. We are projecting 200,000 clicks, or less than 16,700 click per month.
     - When a customer fills in a form or take a survey or clicks through and purchases a product, we will earn revenue. We are estimating $1 per action. We expect that we will have approximately 50,000 completions per year, or approximately 4,200 completions per month.
     - We estimate that many calls outside North America will incur cost to the customer. We are estimating approximately 750,000 minutes which translates to approximately 2000 customers making 300 chargeable minutes per month. Since we endeavor to provide this service as cheaply as possible to customers, we are only assuming $0.005 (half a cent) per minute profit.

While going to make a phone call via our website, multiple advertisements will be posted to the same webpage the customer is using, which will include a combination of banners and videos on our website, their portal and the software phone.

We have made our estimated projections ourselves. We believe that our estimates are reasonable. By way of comparison, according to http://www.reelseo.com/video-advertising-vs-banners-cpms/:

     *    The average ad network inventory is: $0.60 to $1.10 CPM
     *    The publisher sold display advertising is: $10 to $20 CPM
     *    Video advertising is: $40 to $50 CPM


We may never achieve the revenues we are projecting because the basis upon which we are making our revenue projections is subjective, and our reliance on third-party data which is more than two years old may be unreliable because the veracity of the third-party data cannot be verified.


While we will be focusing on video advertising, we may have display advertising and network inventory.

If we sell 75% of the shares being offered, we believe we will have sufficient funding to complete the development of our products and services. Mazen Kouta and Zeeshan Sajid, officers and directors of our Company, will either conduct all the marketing, sale and customer support activities or provide the company, and will seek a loan of up to $10,000 to hire a sales and marketing assistant and conduct some advertising. We expect that our revenue will decrease between 25-30% from the above projections because of our inability to spend as much as we would like on advertising and having less resources for marketing and sale.

If we sell 50% of the shares being offered, we believe will have sufficient funding to develop a Beta version of our software product. We cannot be assured however if the software product will be in a sufficient state of development to be able to be brought to commercialization. At that point, we will evaluate the state of product and services development. If product is ready or very close to commercialization, the directors will loan the company up to $10,000 to finalize the product and market the product. We expect Mazen Kouta and Zeeshan Sajid to conduct all the marketing, sale and customer support activities. Even with a loan from our Directors, we expect that our revenue figures will suffer because of our inability to advertise for the company's services and our reliance solely on social marketing, such as Facebook,Twitter and YouTube and word of mouth. Additionally, if we encounter additional development costs, we may not be able to deploy, market and sell our products. This may result of no revenue and the failure of our business. In the most optimistic scenario, we expect revenue to be less than 40% of the revenue projected above.

If we sell 25% of the shares being offered, we will not have sufficient funds to develop our products and services and don not expect to have any revenues. We will have sufficient funds only to maintain the Company operations on a minimal basis while we seek further funding. If we sell less than 25% of the shares offered, the directors will loan the company up to $10,000 to maintain the Company operations.

Year 1 will be spent on developing our products and services and we expect zero revenue during that period.

In Year 2, we anticipate revenues of $153,750. We anticipate that we will start generating revenue in month 13 after we have completed the share sale outline. We expect that revenue will continue to increase and exceed expenses by month
19. We anticipate that we will sustain $15,105 in losses between months 13-24.

In Year 3, we anticipate revenues of $460,000 and a profit of $105,884 between months 25-36, and only at this point will our revenues exceed our costs.

We make the following assumptions in our projections above for Year 2:

     - We anticipate we will earn $20 CPM ($0.02 every time a customer views an advertising) on the basis of estimating 2 million impressions, which represents approximately 167,000 impression per month.
     - We anticipate we will earn $0.3 every time a customer clicks on advertising, on the basis of estimating 200,000 clicks or approximately 16,700 clicks per month.
     - When a customer fills in a form or takes a survey or clicks through and purchases a product, we will earn revenue. We are estimating a $1 per action and assuming that we will have 50,000 completions per year or approximately 4,200 completions per month.
     - We anticipate that many calls outside North America will incur cost to the customer. We are estimating 750,000 minutes, which is approximately 2000 customers making 300 chargeable minutes per month. Since we are planning to provide this service as cheaply as possible to customers, we are only assuming $0.005 (half a cent) per minute profit.

While going to make a phone call, a customer is likely to see multiple advertisements which will include a combination of banners and videos on the web site, the advertiser's portal and our software phone. As well, people investigating our service, but not necessarily register, will earn us revenue because they will be viewing advertising.

We can offer no assurance that we will be successful in developing and offering our products and services. Any number of factors may impact our ability to develop our products and services, including our ability to obtain financing if and when necessary; the availability of skilled personnel; market acceptance of our products, if they are developed; and our ability to gain market share. Our business will fail if we cannot successfully implement our business plan or if we cannot develop or successfully market our products and services. Since there is no minimum amount of shares that must be sold by the Company, we may receive no proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that:

     *    Has  not  received   enough   proceeds  from  the  offering  to  begin
          operations; and
     *    Has no market for its shares.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

Our plan of operation for the twelve months following the date of this prospectus will be focused on the development of our website, the development of a software phone and the establishment of our brand name. We do not expect to earn any sales revenue during this time.

Since we are a development stage company, any estimates by management are negligible at this time as actual project costs would likely exceed any such estimates. To date, we have not commenced with any activities or operations of any phase of our development program.

ACTIVITIES TO DATE

Our directors have done extensive research into this business opportunity, which includes internet searches using Google and Yahoo search engines and speaking with their personal contacts, over the past six months. Based on the feedback from our own personal network and industry contacts, we are confident, although no assurance can be given, that we can develop a competitive product offering that meets the needs of the individual consumer who desires to make free telephone calls over the Internet.

We are in the process of retaining a transfer agent, and have been in contact with professional advisors regarding legal compliance, accounting disclosure statements and financial reporting. We have also begun our planning for developing an information website and searching for a contractor to develop that website. We will retain such a contractor only after we secure further funding. We intend to launch our "information only" web site during the second quarter of 2011 calendar year. Finally, we have begun market research of our product and are exploring additional marketing strategies.

We   have    registered    a    corporate    domain   name   for   our   company
http://www.firstamericangroupinc.com/. We also registered another domain name to launch our service under http://www.radikalphones.com/.

During fiscal 2010, the bulk of our funds were spent on legal, accounting and product development. We have not yet spent any funds on marketing. We intend to begin incurring marketing expenses during the first quarter of fiscal 2010.

REVENUES AND RESULTS OF OPERATIONS


We have not generated any revenues since our inception on March 11, 2010. During the period from inception to December 31, 2010, our operating expenses were primarily comprised of professional fees of $5,675 and general and administrative expenses of $1,305.

Our total assets at December 31, 2010 were $12,845, consisting of cash on hand of $7,845 and prepaid expenses of $5,000. We currently anticipate that our legal and accounting fees will increase over the next 12 months as a result of becoming a reporting company with the SEC, and will be approximately $9,000.


EXPENDITURES AND PLAN OF OPERATION FOR THE REMAINDER OF FISCAL 2011

The table below represents a breakdown of our anticipated budget for development of our business, which we estimated to be approximately $62,800 spread over a twelve month period.

                      Activity                           Amount
                      --------                           ------
                Product Development                     $16,000
                Web/graphic design                      $ 4,000
                Equipment/Servers                       $ 6,000
                Server Co-location                      $ 1,800
                VoIP Connectivity Fees                  $ 2,000
                Sales/marking Assistant                 $ 2,000
                Marketing & Company collateral          $ 2,000
                Advertising                             $ 7,000
                Web-hosting                             $   600
                Office Lease                            $ 1,800
                Office Equipment                        $ 3,000
                Offices expenses                        $ 2,400
                Telephone                               $ 1,200
                Miscellaneous                           $ 1,500
                Legal and Accounting                    $ 9,000
                Transfer Agent                          $ 2,500
                                                        -------
                TOTAL                                   $62,800
                                                        =======

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are a development stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in our development program, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must raise substantial funds to retain, on a consulting basis, engineers to conduct technical and economic feasibility studies. We are seeking funding from this offering to provide for administrative expenses related to operations while arranging for financing for our business plan.

We have no assurance that future financing will materialize. If that financing is not available to use for our development program, we may be unable to continue.

LIQUIDITY AND CAPITAL RESOURCES

We are a development stage company with no operating history. We have not generated any revenues. Accordingly, there is no operating history by which to evaluate the likelihood of our success or our ability to exist as a going concern. We anticipate our company will experience substantial growth during the next two years. This period of growth and the start-up of the business are likely to be a significant challenge to us.

Based on our budget shown above, we anticipate needing approximately $62,800 to meet our requirements for operating needs for the 12 months of the estimated budget. Our current cash on hand will not allow us to commence operations. However, no assurance can be given that we will be able to do so. Additionally, we will need to obtain financing in order to sustain our operations beyond the end of month 12. We anticipate that our future cash needs will be approximately $40,000 to $50,000 for the twelve month period following the end of month 12, and we do not currently have any arrangements for financing such amount. We anticipate obtaining such financing by way of public or private offerings of our debt and/or equity securities. No assurance can be given that any financing, borrowing or sale of equity or debt will be possible when needed or that we will be able to negotiate acceptable terms in a timely fashion or even available at all. In addition, our access to capital is affected by prevailing conditions in the financial and equity capital markets, as well as our own financial condition.

Even if we do complete the implementation of our business plan, we may not be able to generate sufficient revenues to become profitable.

GOING CONCERN CONSIDERATION

The report of our independent registered accounting firm expresses concern about our ability to continue as a going concern based on the absence of significant revenues, recurring losses from operations, and our need for additional financing in order to fund our projected loss in 2011.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

INCOME TAXES

First American Group Inc. accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used of financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial Accounting Standards statements No. 107, "Disclosures About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

                             DESCRIPTION OF BUSINESS

ORGANIZATION WITHIN THE LAST FIVE YEARS

First American Group Inc. was incorporated on March 11, 2010 under the laws of the State of Nevada, under the name "Radikal Phones Inc." We changed our name to First American Group Inc. on October 7, 2010. We are engaged in the development, sales and marketing of VoIP telephone services to enable end-users to place free phone calls over the Internet in return for viewing and listening to advertising. Mazen Kouta has served as President, Treasurer and Director, and Zeeshan Sajid has served as Secretary and Director of our company from April 27, 2010 to the current date. No person other than Mr. Kouta has acted as a promoter of First American Group Inc. since our inception.

IN GENERAL

We plan to develop software and infrastructure to enable customers to place free or subsidized calls via the Internet in exchange for watching or listening to advertising, from which we will earn revenues. We expect that calls to phone numbers where our cost is low (such as, the mainland USA or Canada) will be provided for free where the customer making the telephone call will watch or listen to advertising, from which we will earn revenues. Calls to countries where the cost of a call cannot be fully covered by advertising revenue, will be provided on a subsidized basis.

Our product will consist of: (i) one or more telephony servers, (ii) a software phone which allow customers to place calls, view and/or listen to advertising, and (iii) a server to store customer information and to keep customer records, call, credits and payment history, and which server will also contains our web site, support center and customer account portal.

TELEPHONY SERVER

Our telephony server will contain the three main components for a customer to make a call over the Internet:

     *    software to process a call and send it to the correct destination;
     *    maintain   registration  of  clients'   software  phones  and  prevent
          unauthorized calling; and
     *    data management for customer credit to place calls.

It is likely that we will use an open source telephony server. There are several of them available on the market. However we are leaning toward the use of Asterisk (http://www.asterisk.org/) because it is a free stable product and is supported by a large community of developers and because of the availability of open source add-on software (billing and software phones for example) which will simplify and accelerate the implementation of our product.

SOFTWARE PHONE APPLICATION

Our software phone will be designed to be launched from the customer account or can be installed on a customer computer. The software phone will allow a customer to:

     *    make calls to other customers using our service;
     *    make calls to telephone numbers outside our network; and
     *    send instant text messages to other members of our network.

We plan to deliver advertising to the customers in both audio and visual modes. We plan to design our software phone to enable customers to add friends from subscribers on our service and exchange instant messaging and determine who is online or the status of a friend. When a customer highlights a friend, the customer will be able to choose the method of communications:

     *    place an online call;
     *    simultaneously conference call with two other users;
     *    voicemail message;
     *    online instant message;
     *    text or SMS message; and
     *    Send e-mail

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
WEBSITE

A customer will find all necessary information about our service on our website www.radikalphones.com, the content of which we plan to develop as part of our plan of operation . In order to use our service, customers will register for an account which collects personal information about the customer such as name, address, email, age and income level, user name and password. Once the account is created, an e-mail will be sent to the customer for confirmation. To complete the registration the customer must agree to a "Term of Services" agreement that allow us to insert visual and audio advertising on the software phone they will be using to place the call. Once confirmation is received, the customer will be able to login and view the details of his or her account.

Our web site will also include an information section for online advertising networks and marketing organization that may want to partner with us and place advertising for themselves or their clients. The customer will be able to download our customized soft phone or launch one from their account. The web site will also have a support center that will include:

     * a knowledgebase section, which will include information about our service, cost, and general use;
     * a troubleshooting section, which will include descriptions of common problems and steps to diagnose and resolve common problems
     * a service ticketing system, which will allow customer to open a service request with us. A ticket could simply be a question about service, a request for support or report a bug in our service.
     * online, live customer support, which will allow a customer or someone interested in our service to chat with a customer support agent in text via a portal on our website.

We do not plan to provide phone support at this point in time.

CUSTOMER ACCOUNT

Upon visiting our planned website, customers will find general information about our Company and about the products and services we provide. Interested parties will be able to register and create an online account with us at no cost.

Our plans anticipate that once the registration process is complete, each subscriber will be directed to a dedicated web page created for each subscriber that registers with us. Each subscriber that chooses to register for our services will be able to access our products and service immediately. The customer account will be developed around a platform that provides each customer with an easy-to-use web interface. Information about the qualitative and quantitative nature of customer contacts will be managed from a single user's interface.

In a customer account, a customer will be able to view a record of all of his or her calls, the cost a call with and without the advertising subsidy. A customer will also able to load up their account with funds in order to make pay calls (or calls without or reduced visual or audio advertising). We will initially support only the online payment processor PayPal because of its reliability, popularity as well and ease of integration to our product. PayPal is a credit card merchant and a financial services company that accepts and clears all customer credit card payments on behalf of participating merchants, such as our company.

In a customer account on our website, a customer will be able to receive calling credit that is applied toward his or her account to make free calls by taking a survey in lieu of a credit or watching a video advertising and responding to surveys.

The customer will also able to launch a software phone from their account to make calls or to download a software phone to install on his or her computer.

PRODUCT DEVELOPMENT TIMELINE

EARLY-STAGE PRODUCT DEVELOPMENT: The company plans to begin work on its planned website as soon as we begin receiving funds from this offering. Putting an information-only web site as soon as possible will help to create brand name recognition. We will also register youtube.com, facebook.com and twitter.com accounts and link them to our web site. By doing so our plan is to be able to begin building interest in our Company during the development phase, and that this will encourage web site visitors to return at a later date.

SOFTWARE DEVELOPMENT: The development of our product will be closely supervised by our Secretary and Director, Zeeshan Sajid. We expect to hire a software developer to develop the product we described above under the close supervision of Mr. Sajid. We expect that the development of our product will start in month 1 after we receive our funding with Mr. Sajid performing high level and system design. The interview process will also start in month 1 and expect to hire a developer by the middle of our second month of operation. All product development and limited trials will be completed by month 12 and all intellectual property rights by any independent contractors will be assigned to the Company.

SOFTWARE EVALUATION: We intend to purchase two computers with monitors to be used by our software developers. Another computer will be purchased to serve as a local development server. We expect to purchase these computers in the second months of operation for $600 per computer system.

We will evaluate several phone software platforms and determine which solution best serves our needs. We will develop a requirement list that will assist us in the selection of software. The selection will be based on:

     *    availability of needed functionality in the software;
     *    the ability to customize and add functionality to software; and

     *    the ability to integrate the telephony software to the server software

We anticipate that the process of evaluating telephony software will take approximately two months.

TECHNOLOGY SELECTION AND HIGH-LEVEL DESIGN: We intend to develop the detailed specifications for our product. This part of our design work will include the specifications for the different modules to be developed or customized. The selection of the technology to be used and specifications of the product will drive the type of software developers we need to hire. This includes:

     *    The way the telephony and server software interact with each other;
     *    Adapting the server and VoIP software to work in a hosted environment;
          and
     * Developing the graphical interfaces for the user as well as the back office administrative area

It is anticipated that this process will take approximately one and a half months.

SOFTWARE DEVELOPMENT ENGINEERS: We plan retain the services of two experienced software developers after three months of raising funding. One of the developers will have experience in the development of VoIP software phone and the other person experienced in the development of server based software. We anticipate the cost of hiring these two developers to be approximately $1,400 per month for both. We plan to begin the interview process immediately after the completion of the Technology and high level design task. We expect that this task will last for 1 month. We expect to sub-lease part of an office space for $200/month. This will include electricity and maintenance of the office.

DEVELOPMENT AND DEPLOYMENT OF INFRASTRUCTURE: The selection of a data center which collocate servers, where we will host our servers, is essential to our success. Service quality and reliability are critical to our selection process. We intend to purchase two computers to be used by our software developers. Another computer will be purchased to serve as a local development server. We expect to purchase these computers in the second months of operation for $600 per computer system. As we move toward deployment, we will purchase a minimum of three servers: Two of these servers will be running the software for our service and the third one will be available in case one of these two servers fails. We expect to purchase two servers by month 6 for $2000 per server and a backup server in month 12. We will co-locate our servers with a wholesale VoIP provider or in the same data center as the provider. Since we are a start-up company, we expect that we will make deals with small VoIP providers on a pay per use basis and no minimum monthly commitments. We however expect to pay collocation fees for our server of $200 per month starting after six months of raising funding.

INSTALLATION AND INTEGRATION: During this phase, our contractor will install the phone and server software and commence the integration of the two in order to make sure that each component works seamlessly with the other. It is anticipated that the installation and integration phase will take approximately two months.

CUSTOMIZATION OF CUSTOMER INTERFACE(S): During this phase, we will modify each interface to include phone specific functions such as answering a call, making a call, recording a call, measuring the length of the call and the like, as required by each customer. We expect this phase to take approximately three months of development.

INTEGRATION OF THE SOLUTION TO OUR WEBSITE: Our outside contractor will be responsible for the integration of the product into our web site. The integration process is intended to enable our customers to register for service from our web site, for the customer to login to their account page and to launch the software phone. Our site will also include a free demonstration which potential customers can subscribe to. We expect that this process will take approximately one month.

DEVELOPMENT OF SPECIAL WEBSITE MATERIAL AND CONTENT: Our officer, with the assistance of our contractor, will be responsible for the development of the knowledgebase, troubleshooting, and service ticketing sections of our website, for future customers' use.

BETA TRIAL: We intend to conduct a Beta trial with select customers prior to the formal launch of our product. The feedback of the trial will be used to affect future modifications and enhancement to our initial system. We expect that the Beta test period will last approximately three weeks and any necessary corrections or improvements to our system based on the Beta trial will take another three weeks. Non-critical feedback will be incorporated into the development schedule for our second year of operations.

We plan to use industry-standard, 128-bit encryption for web pages containing private information and to encrypt our customers' data on our system in order to secure their information.

MARKETING AND SALES

We plan to use a number of marketing tactics to develop brand name, using promotions, referral incentives, social marketing, online communities, search engine optimization, free online classified advertising postings.

SOCIAL MARKETING: This includes the creation of Twitter, Facebook, MySpace and YouTube accounts. These sites will be updated regularly to keep us in the mind of subscribers to these pages and generate interest and excitement with our services. Additionally, our directors will use their own network of personal contacts in the small and medium business sector in order to generate business for us. This includes direct telephone contact, email correspondence and email newsletters.

FORUMS AND FREE CLASSIFIED POSTINGS: We intend to target web sites, blogs, and discussion forums.

WORD OF MOUTH: Word of mouth is very important to spread word about our service. In order to be recommended by users to their friends and families, we must deliver superior service and customer support.

REFERRALS AND REFERRAL INCENTIVES: We will provide incentives for web sites, people and organizations to refer customers to us. Customers will get credit in their accounts that will go toward making free calls. Web sites and organizations will share revenue generated from customers they refer.

SEARCH ENGINE OPTIMIZATION: Another facet of our marketing plan is to work on search engine optimization. Search engines are designed to search out keywords as online users look for the information they want. Meta-tags act as keywords that reside in the hidden infrastructure of a web page and help to highlight a web page when someone is using a search engine to find information. Relevant content is also essential to obtain higher ranking. For example, by including keywords such as "INTERNET CALL" on our web page, the search engines will identify our web pages as a match for the search request. The effect of this marketing tactic is to have our web page appear higher on the list of results for the online user looking for information about a free Internet telephone calls.

UPDATING THE CONTENT ON THE HOME PAGE: Continuous updates to our web site will encourage web visitors to return over and over again. When web visitors can quickly find interesting content they will stay longer on each visit and tell their friends too. Our marketing campaign will monitor daily statistics and track favorite topics in order to quickly get in synch with our internet audience. Being able to regularly update the home page is an integral part of our branding strategy.

We believe that the above strategies are necessary to attract the users to our phones services. We also need to attract advertisers and advertising agencies to advertise on our software phone, web site and the customer account portal. We will be developing a dedicated section on our web site for advertisers including how our program works and the benefits to them advertising with us. We will also include a flash video to emphasize the point. We will also develop electronic brochures and payback models that are sent to advertising companies under NDA.

We also plan to retain advertising agencies in different parts of the world to market our advertising services to companies directly and to other agencies.

SALES REVENUE

We anticipate that our revenue will come from three primary sources: first, from the placement of advertising on our website and phone software, second, from paid calls by our customers, and third from selling our software or service to entities that wants to offer a similar under their brand name. We anticipate that our operations will begin to generate revenue approximately 18 to 24 months following the date of this prospectus.

Our research has led us to conclude that the three most common ways in which online advertising is purchased are CPM, CPC, and CPA. We anticipate selling online advertising through all three medium, more particularly described as follows:

     * CPM (COST PER MILLE), also known as "cost per thousand," is when advertisers pay for exposure of their message to a specific audience. "Per mille" means per thousand impressions, or loads of an advertisement. However, some impressions may not be counted, such as a reload or internal user action.
     * CPC (COST PER CLICK), also known as "pay per click," is when advertisers pay each time a user clicks on their listing and is redirected to their website. They do not actually pay for the listing, but only when the listing is clicked on.
     * CPA (COST PER ACTION), also known as "cost per acquisition" advertising, is performance based and is common in the affiliate marketing sector of the business. In this payment scheme, the publisher takes all the risk of running the ad, and the advertiser pays only for the amount of users who complete a transaction, such as a purchase or sign-up.

There many types of advertising that can be incorporated into our soft phone or web site but we will focus on methods such as:

     * BANNER ADVERTISING: This form of online advertising entails embedding an advertisement into a web page. It is intended to attract traffic to a website by linking to the website of the advertiser. The advertisement is constructed from an image (GIF, JPEG, PNG), JavaScript program or multimedia object employing technologies such as Java, Shockwave or Flash, often employing animation, sound, or video to maximize presence.
     * FLOATING ADVERTISING: An ad which moves across the user's screen or floats above the content.
     * EXPANDING ADVERTISING: An ad which changes size and which may alter the contents of the webpage.
     * POLITE ADVERTISING: A method by which a large ad will be downloaded in smaller pieces to minimize the disruption of the content being viewed
     * WALLPAPER ADVERTISING: An ad which changes the background of the page being viewed.
     * POP-UP ADVERTISING: A new window which opens in front of the current one, displaying an advertisement, or entire webpage.
     * POP-UNDER ADVERTISING: Similar to a Pop-Up except that the window is loaded or sent behind the current window so that the user does not see it until they close one or more active windows.
     * VIDEO ADVERTISING: similar to banner advertising, except that instead of a static or animated image, actual moving video clips are displayed. This is the kind of advertising most prominent in television, and many advertisers will use the same clips for both television and online advertising.
     * INTERSTITIAL ADVERTISING: a full-page ad that appears before a user reaches their original destination.

We anticipate that we will sell our advertising directly to advertisers or through advertising networks, such as Google Adwords, SpotXchange and Tremor Media. We believe that we will be able to have higher revenue for an advertisement while working directly with the advertisers rather than going through a network since the network keeps a percentage of revenue. When available, we anticipate we will be playing mostly Video advertising since Video advertising, according to our research (http://www.reelseo.com/ video-advertising-vs-banners-cpms/), currently earns $40-50 per CPM ($0.04-0.05 per impression) which, also according to our research, is up to 3 times that of a banner. We are estimating a $20 per CPM.

Our research (http://blog.efrontier.com/insights/2011/01/dec-2010-cpcs-robust-numbers-round-out-the-year.html) indicates that the CPC (cost per click) is estimated to be between $0.55-1.95 for December 2010 and $0.48 to $1.78 for December 2009. The lower amounts are associated with advertising to the retail sector. This is the cost incurred by an advertiser and we expect that will earn part of that. The management believes that average revenue of $0.3 per click is a reasonable estimate.

We have no marketing information for the Cost Per Action (CPA) in support of what we can charge an advertiser for a CPA. We believe that what we can charge for a CPA will be variable depending on the type of action that a customer does (fill in a survey) or what type of products and services a customer purchases. We are estimating $1 of revenue to us from a customer action. However, we could not find studies to support such an estimate, and management's estimates of $1 per action are not supported by reliable third-party data or empirical evidence.


We may never achieve the revenues we are projecting because the basis upon which we are making our revenue projections is subjective, and our reliance on third-party data which is more than two years old may be unreliable because the veracity of the third-party data cannot be verified.


To date, we have focused on product development and executing the initial stage of the marketing effort. We have not earned any sales revenue during this time.

COMPETITION

The Company's product competes broadly with Internet phone services available to consumers. The Internet phone service market is highly competitive, and includes international, national, regional and local service providers, many of whom have greater resources than the Company, including but not limited to Internet phone services offered by Skype, Yahoo, Google, Phone Power, ITP, via:talk, Call Centric, VYLmedia, inTalk, aptela, nextiva, vocalocity, Jive, Improcom, amongst others. As for companies that offer free phone services via the Internet, there are Freephoneline, icall, voipbuster and mediaringtalk. While the Company believes that it competes favorably on differentiation because it offer of free service in exchange for the customer viewing and/or listening to audio or visual advertising, we are yet to see if we can compete in quality and we are weak with regards to, brand name recognition and, there can be no assurance that the Company and its products will not experience increasing competitive pressures from both established and new Internet phone service companies, many of whom have substantially greater marketing, cash, services and other resources than the Company.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any research expenditures since our incorporation.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities.

We do not believe that government regulation will have a material impact on the way we conduct our business, however, any government regulation imposing greater fees for Internet use or restricting information exchange over the Internet could result in a decline in the use of the Internet and the viability of Internet-based services, which could harm our business and operating results.

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
PATENTS, TRADEMARKS AND COPYRIGHTS

We do not own, either legally or beneficially, any patents or trademarks. We intend to protect our website with copyright laws. Beyond our trade name, we do not hold any other intellectual property.

RESEARCH AND DEVELOPMENT ACTIVITIES AND COSTS

We have not incurred any research and development costs to date. We have plans to undertake certain research and development activities during the first 12 months following the date of this prospectus related to the development of our website.

FACILITIES

We currently do not own any physical property or own any real or intangible property. Our current business address is 11037 Warner Ave, Suite 132, Fountain Valley, California 92708. Our telephone number is (714) 500-8919.

Mazen Kouta, our President, Treasurer and Director, works on Company business from a home office. This location serves as our primary office for planning and implementing our business plan. We believe this space is sufficient for our current purposes and will be sufficient until we raise financing and hire our software contractor. The Company intends to lease its own offices at such time as it has sufficient financing to do so. Management believes the current premises are sufficient for its needs at this time. Zeeshan Sajid, our Secretary and Director, works on Company business from his current business office.

                      EMPLOYEES AND EMPLOYMENT AGREEMENTS

We have no employees as of the date of this prospectus. Our President, Treasurer and Director, Mazen Kouta, is an independent contractor to the Company and currently devotes approximately 20 hours per week to company matters. Our Secretary and Director, Zeeshan Sajid, is an independent contractor to the Company and currently devotes approximately 10 hours per week to company matters. After receiving funding, Messrs. Kouta and Sajid plan to devote as much time as the Board of Directors determines is necessary for them to manage the affairs of the Company. As our business and operations increase, we will hire full time management and administrative support personnel.

REPORTS TO STOCKHOLDERS

We are not currently a reporting company, but upon effectiveness of the registration statement of which this prospectus forms a part, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain copies of these reports from the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 A.M. to 3 P.M. or on the SEC's website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We will also make these reports available on our website once our website is completed and launched.

                               LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

           DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

        Name               Age                    Position
        ----               ---                    --------
     Mazen Kouta           29       President, Treasurer and Director
     Zeeshan Sajid         28       Secretary and Director

MAZEN KOUTA has served as President, Treasurer and Director since April 27, 2010. Since November 2008, Mr. Kouta has been working as a business development consultant for Azzam Business Group where he was instrumental in the restructuring of the company's technology product group. At the same time, he has been operating a small chain of internet cafe in Lebanon. Between November 2005 and October 2009, he worked for Cyber Storm System Software (based in Sharjah, United Arab Emirates) where he managed the company's IT infrastructure. Between January 2003 and October 2005, Mr. Kouta worked for Azzam Business Group as a sales executive. Mr. Kouta graduated from the Industrial Technical Institute, Beirut, Lebanon, with a Diploma Superior in Airplane Maintenance in August 2004.

ZEESHAN SAJID has served as our Secretary and Director since April 27, 2010. In July 2008, Mr. Sajid founded Xeeonix Technologies, a Pakistan-based software development company, specialized in providing custom web development and VoIP solutions. Between September 2006 and June 2008, Mr. Sajid was employed by Media Routes. He worked on the development of highly scalable, high performance, carrier grade software products for next generation IP networks. Between July 2005 and August 2006, he worked as a software developer for Altair Technologies in Islamabad, Pakistan. In his job, he worked on the development of a product to analyze Internet traffic. In 2006, he published a research paper in an International Conference on Graphics Multimedia and Imaging and won the all-Pakistan software development competition known as SIVCOM 2006. In June 2005, Mr. Sajid completed his Bachelor of Computer Science from the National University of Computer & Emerging Sciences, NUCES (formerly FAST) in Islamabad, Pakistan.

TERM OF OFFICE

Each of our directors serves for a term on our Board of Directors that expires until the next annual meeting of shareholders, until his successor shall have been elected and qualified, or until his earlier resignation, death or removal from office in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

COMMITTEES OF THE BOARD OF DIRECTORS

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee "financial expert." As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

POTENTIAL CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors, both of whom also serve as officers of the Company. Thus, there is an inherent conflict of interest.

DIRECTOR INDEPENDENCE

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of "independent directors." Our determination of independence of directors is made using the definition of "independent director" contained in Rule 5000(a)(19) of the Marketplace Rules of the NASDAQ Stock Market ("NASDAQ"), even though such definitions do not currently apply to us because we are not listed on NASDAQ. We have determined that each of Mr. Kouta and Mr. Sajid are not "independent" within the meaning of such rules.

SIGNIFICANT EMPLOYEES

We have no employees. Our President, Treasurer and Director, Mazen Kouta, is an independent contractor to us and currently devotes approximately 20 hours per week to Company matters. Zeeshan Sajid, our Secretary and Director, is an independent contractor to us and currently devotes approximately 10 hours per week to Company matters.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the Board of Directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following table sets forth information concerning annual and long-term compensation of the Company for the fiscal year ended September 30, 2010, for its executive officers.

SUMMARY COMPENSATION TABLE

                                                                 Non-Equity      Nonqualified
 Name and                                                        Incentive         Deferred
 Principal                                Stock       Option        Plan         Compensation    All Other
 Position    Year   Salary($)  Bonus($)  Awards($)   Awards($)  Compensation($)   Earnings($)  Compensation($)  Totals($)
 --------    ----   ---------  --------  ---------   ---------  ---------------   -----------  ---------------  ---------
Mazen
Kouta (1)    2010       0          0          0           0            0                0              0            0

Zeeshan
Sajid (2)    2010       0          0          0           0            0                0              0            0

----------
(1) President, Treasurer and a Director.
(2) Secretary and a Director.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS

There is currently no employment or other contract or arrangement with any of our officers. There are no compensation plans or arrangements, including payments to be made by us, with respect to officers that would result from their resignation, retirement or other termination from us. There are no arrangements for our officers that would result from a change-in-control. None of our officers have received monetary compensation since our inception to the date of this prospectus.

STOCK OPTION GRANTS

We do not currently have a stock option plan nor any long-term incentive plans that provide compensation intended to serve as an incentive for performance. No individual grants of stock options or other equity incentive awards have been made to our officers or directors since our inception; accordingly, none were outstanding at September 30, 2010.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of September 30, 2010:

                   Fees                              Non-Equity      Nonqualified
                  Earned                             Incentive         Deferred
                 Paid in      Stock      Option        Plan          Compensation      All Other
    Name         Cash($)     Awards($)  Awards($)  Compensation($)    Earnings($)    Compensation($)   Total($)
    ----         -------     ---------  ---------  ---------------    -----------    ---------------   --------

Mazen Kouta (1)    0             0          0             0                0                0              0

Zeeshan Sajid (2)  0             0          0             0                0                0              0

----------
(1) President, Treasurer and a Director.
(2) Secretary and a Director.

We have not compensated our directors for their service on our Board of Directors since our inception. There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 1, 2010, we offered and sold to Mazen Kouta, our President, Treasurer and Director, a total of 1,125,000 shares of common stock for a purchase price of $0.008 per share, for aggregate proceeds of $9,000.

On June 25, 2010, we offered and sold to Zeeshan Sajid, our Secretary and Director, a total of 875,000 shares of common stock for a purchase price of $0.008 per share, for aggregate proceeds of $7,000.

We have not entered into any other transaction, nor are there any proposed transactions, in which our directors and officers, or any significant stockholder, or any member of the immediate family of any of the foregoing, had or is to have a direct or indirect material interest.

Our officer and directors may be considered promoters of the Company due to their participation in and management of the business since our incorporation.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding our common stock owned on February 14, 2011 by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Name and Address of                        Amount and Nature of
Beneficial Owner (1)(2)                    Beneficial Ownership            Percentage (3)
-----------------------                    --------------------            --------------
Mazen Kouta                            1,125,000 shares of common stock        56.25%
President, Treasurer and Director

Zeeshan Sajid                            875,000 shares of common stock        43.75%
Secretary and Director

All Directors and Officers
 as a Group (2 persons)                2,000,000 shares of common stock          100%

----------
(1) Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown, subject to applicable community property laws, and the mailing address for each beneficial owner is 11037 Warner Ave, Suite 132, Fountain Valley, California 92708.

(2) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on February 14, 2011. As of February 14, there were 2,000,000 shares of our common stock issued and outstanding.

(3) Based on 2,000,000 shares of common stock outstanding as of February 14, 2011.

                              PLAN OF DISTRIBUTION

First American Group Inc. has 2,000,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 628,000 shares of its common stock for sale at the fixed price of $0.10 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company's selling efforts in the offering, Mazen Kouta and Zeeshan Sajid will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Mr. Kouta and Mr. Sajid are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Kouta and Mr. Sajid will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Kouta and Mr. Sajid are not, nor have they been within the past 12 months, brokers or dealers, and they are not, nor have they been within the past 12 months, associated persons of a broker or dealer. At the end of the offering, Mr. Kouta and Mr. Sajid will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Kouta and Mr. Sajid will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

First American Group will receive all proceeds from the sale of the 628,000 shares being offered. The price per share is fixed at $0.10 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

We are a "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i).

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.10 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which First American Group has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

First American Group will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share. As of February 14, 2011, there were 2,000,000 shares of our common stock issued and outstanding that were held by two registered stockholders of record, each of whom is an officer and director of the Company.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company
(iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

OPTIONS, WARRANTS AND RIGHTS

There are no outstanding options, warrants, or similar rights to purchase any of our securities.

PREFERRED STOCK

We are not authorized to issue preferred stock.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

TRANSFER AGENT

We do not currently have a Transfer Agent but we are in the process of retaining one.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with First American Group Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

                                     EXPERTS

The Law Offices of Thomas E. Puzzo, PLLC., has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus . MaloneBailey, LLP, our independent registered public accountant, has audited our financial statements for the period ended September 30, 2010, included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. MaloneBailey, LLP, has presented its report with respect to our audited financial statements.

                    WHERE YOU CAN FIND AVAILABLE INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F. Street, N.E., Washington, DC 20549-6010, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

                            FIRST AMERICAN GROUP INC.

                          INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm                      F-2

Financial Statements                                                         F-3

Balance Sheet - September 30, 2010                                           F-3

Statement of Operations - March 11, 2010 through September 30, 2010          F-4

Statement of Stockholders' Equity (Deficit) - March 11, 2010 through
September 30, 2010                                                           F-5

Statement of Cash Flows - March 11, 2010 through September 30, 2010          F-6

Notes to Financial Statements                                                F-7


Financial Statements for the first quarter ended December 31, 2010
(unaudited)                                                                  F-9

Balance Sheet for the first quarter ended December 31, 2010 (unaudited)      F-9

Statements of Operations for the first quarter ended December 31, 2010
(unaudited)                                                                 F-10

Statements of Stockholders' Deficit for the first quarter ended
December 31, 2010 (unaudited)                                               F-11

Statements of Cash Flows for the first quarter ended December 31, 2010
(unaudited)                                                                 F-12

Notes to Financial Statements for the first quarter ended
December 31, 2010 (unaudited)                                               F-13

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Stockholders and Board of Directors,
First American Group, Inc
(A Development Stage Company)
Fountain Valley CA 92708

We have audited the accompanying balance sheet of First American Group, Inc (A Development Stage Company) as of September 30, 2010 and the related statements of operations, statement of cash flows, and statement of stockholders' deficit for the period from March 11, 2010 (date of inception) through September 30, 2010. These financial statements are the responsibility of the First American Group Inc's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of First American Group, Inc. as of September 30, 2010 and the results of their operations and their cash flows from March 11, 2010 (inception) through September 30, 2010 and the period from March 11, 2010 (date of inception) through September 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that First American Group, Inc. will continue as a going concern. As discussed in Note 5 to the financial statements, First American Group, Inc. has no revenues and suffered losses from operations, which raises substantial doubt about the its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


/s/ MaloneBailey, LLP
---------------------------------
MaloneBailey, LLP
www.malone-bailey.com
Houston, TX
November 30,  2010

                            FIRST AMERICAN GROUP INC.
                          (A Development Stage Company)
                                  BALANCE SHEET

                                                                   September 30,
                                                                       2010
                                                                     --------
ASSETS

Current assets:
  Cash and cash equivalents                                          $  8,224
  Prepaid expenses                                                      5,000
                                                                     --------

      Total assets                                                   $ 13,224
                                                                     ========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities :
  Accounts payable and accrued expenses                              $  1,500
  Due to director                                                         325
                                                                     --------

      Total current liabilities                                         1,825
                                                                     --------
Stockholders' deficit :
  Common stock, $0.001 par value; 50,000,000 shares authorized,
   2,000,000 issued and outstanding                                     2,000
  Additional paid-in capital                                           14,000
  Deficit accumulated during the development stage                     (4,601)
                                                                     --------

      Total stockholders' deficit                                      11,399
                                                                     --------

      Total liabilities and stockholders' deficit                    $ 13,224
                                                                     ========


    The accompanying notes are an integral part of these financial statements

                            FIRST AMERICAN GROUP INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS

                                                                   Period From
                                                                    Inception
                                                                (March 11, 2010)
                                                                       to
                                                                  September 30,
                                                                      2010
                                                                   ----------
OPERATING EXPENSES
  Professional fees                                                $    3,675
  General & administrative                                                926
                                                                   ----------

      Total Operating Expense                                           4,601
                                                                   ----------

NET LOSS                                                           $   (4,601)
                                                                   ==========

BASIC AND DILUTED NET LOSS PER SHARE                               $     0.00
                                                                   ==========
BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING                                                 2,000,000
                                                                   ==========


    The accompanying notes are an integral part of these financial statements

                            FIRST AMERICAN GROUP INC.
                          (A Development Stage Company)
                       STATEMENT OF STOCKHOLDERS' DEFICIT
      FOR THE PERIOD FROM MARCH 11, 2010 (INCEPTION) TO SEPTEMBER 30, 2010

                                                                        Deficit
                                                                      Accumulated
                                                        Additional      in the           Total
                                  Common Stock           Paid In      Development     Stockholders'
                               Shares          $         Capital        Stage          (Deficit)
                               ------       ------       -------        -----          ---------
Inception, March 11, 2010            --     $   --       $    --        $    --          $    --

Initial Capitalization -
  Sale of common stock        2,000,000      2,000        14,000             --           16,000

Net loss for the period              --         --            --         (4,601)          (4,601)
                              ---------     ------       -------        -------          -------

Balance, September 30, 2010   2,000,000     $2,000       $14,000        $(4,601)         $11,399
                              =========     ======       =======        =======          =======


   The accompanying notes are an integral part of these financial statements.

                            FIRST AMERICAN GROUP INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS

                                                                   Period From
                                                                    Inception
                                                                (March 11, 2010)
                                                                       to
                                                                  September 30,
                                                                      2010
                                                                    --------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                          $ (4,601)
  Adjustments to reconcile net loss to net cash provided from operating activities

  Changes in operating assets and liabilities
    Prepaid expenses                                                 (5,000)
    Accounts payable and accrued liabilities                          1,500
                                                                   --------

Net cash provided by operating activities                            (8,101)
                                                                   --------

CASH FLOWS FROM FINANCING ACTIVITY
  Sale of common stock                                               16,000
  Due to director                                                       325
                                                                   --------

Net cash provided by financing activity                              16,000
                                                                   --------

Net increase in cash and cash equivalents                             8,224

Cash - opening                                                           --
                                                                   --------

Cash - closing                                                     $  8,224
                                                                   ========


    The accompanying notes are an integral part of these financial statements

                            FIRST AMERICAN GROUP INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2010


NOTE 1 - NATURE OF OPERATIONS

FIRST AMERICAN GROUP INC. ("the Company") was incorporated in Nevada on March 11, 2010, under the name "Radikal Phones Inc." We changed our name to First American Group Inc. on October 7, 2010. The Company plans to engage in the development, sales and marketing of voice-over-Internet-protocol ("VoIP") telephone services to enable end-users to place free phone calls over the Internet in return for viewing and listening to advertising. We also plan to license or sell our proprietary software to companies looking for similar business opportunities. The company has limited operations and is considered to be in the development stage.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles for financial information and in accordance with Securities and Exchange Commission's Regulation S-X. They reflect all adjustments which are, in te opinioin of the Company's management, necessary for a fair presentation of the financial position and operating results as of and for the period March 11, 2010 (date of inception) to September 30, 2010.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents are reported in the balance sheet at cost, which approximates fair value. For the purpose of the financial statements, cash equivalents include all highly liquid investments with maturity of three months or less.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The more significant areas requiring the use of estimates include asset impairment, stock-based compensation, and future income tax amounts. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

BASIC AND DILUTED LOSS PER SHARE

Under ASC 260, basic earnings (loss) per share are calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares outstanding during the year/period. The diluted earnings
(loss) per share are calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding for the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. There are no dilutive shares outstanding.

INCOME TAXES

Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to

                            FIRST AMERICAN GROUP INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2010


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. No deferred tax assets or liabilities were recognized as of September 30, 2010.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (CONTINUED)

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

NOTE  3 -  INCOME TAXES

As of September 30, 2010, the Company has $690 in gross deferred tax assets resulting from net operating loss carry-forwards. A valuation allowance has been recorded to fully offset these deferred tax assets because the Company's management believer future realization of the related income tax benefits is uncertain. Accordingly, the net provision for income taxes is zero for the period March 11, 2010 (inception) to September 30, 2010. As of September 30, 2010, the Company has federal net operating loss carry forwards of approximately $4,600 available to offset future taxable income through 2030.

NOTE 4 - STOCKHOLDERS' EQUITY

On March 11, 2010, the Company issued 2,000,000 shares for $16,000 cash.

NOTE 5 - GOING CONCERN

For the period March 11, 2010 (date of inception) through September 30, 2010, the Company has had a net loss of $4,601 consisting of incorporation fees and professional fees for the Company to initiate its SEC reporting requirements. This factor raises substantial doubt about the Company's ability to continue as a going concern.

As of September 30, 2010, the Company has not emerged from the development stage. In view of these matters, recoverability of any asset amounts shown in the accompanying audited financial statements is dependent upon the Company's ability to begin operations and to achieve a level of profitability. Since inception, the Company has financed its activities principally from the sale of equity securities. The Company intends on financing its future development activities and its working capital needs largely from loans and the sale of public equity securities with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.

NOTE 6 - RELATED PARTY

The Director of the Company advances $325 to pay expenses on behalf of the Company. Advances bear no interest, are unsecured, and due on demand.

                           FIRST AMERICAN GROUP INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                   (unaudited)

                                                            December 31,      September 30,
                                                               2010               2010
                                                             --------           --------
ASSETS

Current assets:
  Cash and cash equivalents                                  $  7,845           $  8,224
  Prepaid expenses                                              5,000              5,000
                                                             --------           --------

      Total assets                                           $ 12,845           $ 13,224
                                                             ========           ========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable and accrued expenses                      $  3,500           $  1,500
  Due to director                                                 325                325
                                                             --------           --------

      Total current liabilities                                 3,825              1,825
                                                             --------           --------

Stockholders' deficit:
  Common stock, $0.001 par value; 50,000,000 shares
   authorized 2,000,000 issued and outstanding                  2,000              2,000
  Additional paid-in capital                                   14,000             14,000
  Deficit accumulated during the development stage             (6,980)            (4,601)
                                                             --------           --------

      Total stockholders' deficit                               9,020             11,399
                                                             --------           --------

      Total liabilities and stockholders' deficit            $ 12,845           $ 13,224
                                                             ========           ========


    The accompanying notes are an integral part of these financial statements

                            FIRST AMERICAN GROUP INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
                                   (unaudited)

                                                                   Period From
                                                                    Inception
                                              Three Months       (March 11,2010)
                                                 Ended                 To
                                               December 31,        December 31,
                                                  2010                2010
                                               ----------          ----------
OPERATING EXPENSES
  Professional fees                            $    2,000          $    5,675
  General & administrative                            379               1,305
                                               ----------          ----------

      Total Operating Expense                       2,379               6,980
                                               ----------          ----------

NET LOSS                                       $   (2,379)         $   (6,980)
                                               ==========          ==========

BASIC AND DILUTED NET LOSS PER SHARE           $     0.00
                                               ==========

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER
 OF SHARES OUTSTANDING                          2,000,000
                                               ==========


    The accompanying notes are an integral part of these financial statements

                            FIRST AMERICAN GROUP INC.
                          (A Development Stage Company)
                       STATEMENT OF STOCKHOLDERS' DEFICIT
      FOR THE PERIOD FROM MARCH 11, 2010 (INCEPTION) TO SEPTEMBER 30, 2010
                                   (unaudited)

                                                                        Deficit
                                                                      Accumulated
                                                        Additional      in the           Total
                                  Common Stock           Paid In      Development     Stockholders'
                               Shares          $         Capital        Stage          (Deficit)
                               ------       ------       -------        -----          ---------
Inception, March 11, 2010            --     $   --       $    --        $    --          $    --

Initial Capitalization -
  Sale of common stock        2,000,000      2,000        14,000             --           16,000

Net loss for the period              --         --            --         (4,601)          (4,601)
                              ---------     ------       -------        -------          -------

Balance, September 30, 2010   2,000,000      2,000        14,000         (4,601)          11,399

Net loss for the period              --         --            --         (2,379)          (2,379)
                              ---------     ------       -------        -------          -------

Balance, December 31, 2010    2,000,000     $2,000       $14,000        $(6,980)         $ 9,020
                              =========     ======       =======        =======          =======


   The accompanying notes are an integral part of these financial statements.

                            FIRST AMERICAN GROUP INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                                   (unaudited)

                                                                           Period From
                                                                            Inception
                                                       Three Months      (March 11,2010)
                                                          Ended                To
                                                        December 31,       December 31,
                                                           2010               2010
                                                         --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                $ (2,379)          $ (6,980)
  Adjustments to reconcile net loss to net cash
   provided from operating activities
  Changes in operating assets and liabilities
    Prepaid expenses                                           --             (5,000)
    Accounts payable and accrued liabilities                2,000              3,500
                                                         --------           --------

Net cash provided by operating activities                    (379)            (8,480)
                                                         --------           --------

CASH FLOWS FROM FINANCING ACTIVITY
  Sale of common stock                                         --             16,000
  Due to director                                              --                325
                                                         --------           --------

Net cash provided by financing activity                        --             16,325
                                                         --------           --------

Net increase in cash and cash equivalents                    (379)             7,845

Cash - opening                                              8,224                 --
                                                         --------           --------

Cash - closing                                           $  7,845           $  7,845
                                                         ========           ========


   The accompanying notes are an integral part of these financial statements.

                            FIRST AMERICAN GROUP INC.
                          (A Development Stage Company)
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                               September 30, 2010


NOTE 1 - BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles for financial information and in accordance with rules of the Securities and Exchange Commission. They reflect all adjustments which are, in the opinioin of the Company's management, necessary for a fair presentation of the financial position and operating results as of and for the period March 11, 2010 (date of inception) to September 30, 2010. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal period, as reported in the Form 10-K, have been omitted.

NOTE 2 - GOING CONCERN

For the three months ended December 31, 2010, the Company had a net loss of $6,980 and has had no revenue and limited cash resources. These factors raise substantial doubt about the Company's ability to continue as a going concern.

As of December 31, 2010, the Company has not emerged from the development stage. In view of these matters, recoverability of any asset amounts shown in the accompanying audited financial statements is dependent upon the Company's ability to begin operations and to achieve a level of profitability. Since inception, the Company has financed its activities principally from the sale of equity securities. The Company intends on financing its future development activities and its working capital needs largely from loans and the sale of public equity securities with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.

NOTE 3 - STOCKHOLDERS' EQUITY

On March 11, 2010, the Company issued 2,000,000 common shares for $16,000 cash.

NOTE 4 - RELATED PARTY

The Director of the Company advances $325 to pay expenses on behalf of the Company. Advances bear no interest, are unsecured, and due on demand.

                            [Back Page of Prospectus]


                                   PROSPECTUS

                         628,000 SHARES OF COMMON STOCK

                            FIRST AMERICAN GROUP INC.


                      DEALER PROSPECTUS DELIVERY OBLIGATION

UNTIL _____________ ___, 2010, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

         Expenses (1)                                           Amount
         ------------                                           ------
         SEC Registration Fee                                 $     4.48
         Legal fees and expenses                              $   10,000
         Accounting fees and expenses                         $    4,000
         Printing of Prospectus                               $    1,000
                                                              ----------
         TOTAL                                                $15,004.48
                                                              ==========

(1) All amounts are estimates,  other than the SEC's  registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 78.7502 of the Nevada Corporate Law provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by Nevada law. Our bylaws further provide that our Board of Directors has discretion to indemnify our officers and other employees. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (i) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (ii) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

We have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future. Such indemnification agreements may require us, among other things, to:

     * indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;
     * advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or
     *    obtain directors' and officers' insurance.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On May 1, 2010, we offered and sold to Mazen Kouta, our President, Treasurer and Director, a total of 1,125,000 shares of common stock for a purchase price of $0.008 per share for aggregate proceeds of $9,000. The Company made the offer and sale in reliance on the exclusion from registration afforded by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on the basis that the securities were sold outside of the US, to a non-US person, and with no directed selling efforts in the US. No commission was paid in connection with the sale of any securities.

On June 25, 2010, we offered and sold to Zeeshan Sajid, our Secretary and Director, a total of 875,000 shares of common stock for a purchase price of $0.008 per share for aggregate proceeds of $7,000. The Company made the offer and sale in reliance on the exclusion from registration afforded by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on the basis that the securities were sold outside of the US, to a non-US person, and with no directed selling efforts in the US. No commission was paid in connection with the sale of any securities.

ITEM 16. EXHIBITS


Exhibit
Number                          Description of Exhibit
------                          ----------------------

3.1.1    Articles of Incorporation of the Registrant (1)
3.1.2 Certificate of Amendment to Articles of Incorporation of the Registrant(1)
3.2      Bylaws of the Registrant (1)
5.1      Opinion re:  Legality and Consent of Counsel (2)
23.1     Consent of Legal Counsel (contained in exhibit 5.1)
23.2     Consent of MaloneBailey, LLP


----------
(1) Incorporated by reference to Form S-1 (File No. 333-171091), filed with the Commission on December 10, 2010.

(2) Incorporated by reference to Amendment No. 3 to Form S-1 (File No. 333-171091), filed with the Commission on February 14, 2011.


ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sec.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

     The  undersigned  registrant  undertakes  that  in a  primary  offering  of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter);

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Kalamoun, Lebanon, on February 17, 2011.


                            FIRST AMERICAN GROUP INC.


                            By: /s/ Mazen Kouta
                               -------------------------------------------------
                            Name:  Mazen Kouta
                            Title: President, Treasurer and Director
                                   (Principal Executive Officer, Principal
                                   Financial Officer and Principal Accounting
                                   Officer)

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE  PRESENTS,  that each person whose  signature  appears below constitutes and appoints Mazen Kouta, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of First American Group Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


      Signature                          Title                       Date
      ---------                          -----                       ----


/s/ Mazen Kouta            President, Treasurer and Director   February 17, 2011
-------------------------
Mazen Kouta


/s/ Zeeshan Sajid          Secretary and Director              February 17, 2011
-------------------------
Zeeshan Sajid

                                INDEX TO EXHIBITS


Exhibit
Number                          Description of Exhibit
------                          ----------------------

3.1.1    Articles of Incorporation of the Registrant (1)
3.1.2 Certificate of Amendment to Articles of Incorporation of the Registrant(1)
3.2      Bylaws of the Registrant (1)
5.1      Opinion re:  Legality and Consent of Counsel (2)
23.1     Consent of Legal Counsel (contained in exhibit 5.1)
23.2     Consent of MaloneBailey, LLP


----------
(1) Incorporated by reference to Form S-1 (File No. 333-171091), filed with the Commission on December 10, 2010.

(2) Incorporated by reference to Amendment No. 3 to Form S-1 (File No. 333-171091), filed with the Commission on February 14, 2011.